Exhibit 99.1

----------------------------------------      NEWS
W. R. Berkley Corporation                     RELEASE
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000
---------------------------------------

FOR IMMEDIATE RELEASE                         CONTACT: Karen A. Horvath
                                              Vice President - External
                                              Financial Communications
                                              203-629-3000

                       W. R. BERKLEY CORPORATION TO CHANGE
                          STOCK TICKER SYMBOL TO "WRB"

     Greenwich, CT, March 31, 2008 -- W. R. Berkley Corporation (NYSE: BER) today announced that it will change its NYSE stock ticker symbol on its common stock from "BER" to "WRB". The NYSE stock ticker symbol on its 6.75% trust originated preferred securities also will change from "BERPRA" to "WRBPRA". The stock ticker changes are expected to go into effect on April 15, 2008.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance, and international.

                                      # # #